Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of certain information by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-294958) of Nakamoto Inc. of our report relating to the consolidated financial statements of UTXO Management GP, LLC, as of December 31, 2025 and 2024, dated March 27, 2026, included in Nakamoto Inc.’s Current Report of Form 8-K/A.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 17, 2026